Exhibit 99.1

Arbor Realty Trust Reports First Quarter 2021 Results and Increases Dividend for Fourth Consecutive Quarter to $0.34 per Share

Company Highlights:

•	Diversified operating platform with a multifamily focus that continues to produce strong distributable earnings and dividends in all cycles

	•	GAAP net income of $0.55 and distributable earnings of $0.52 per diluted common share[1]

	•	Raised cash dividend on common stock to $0.34 per share, or 13.3% higher than a year ago, representing our fourth consecutive quarterly increase

	•	Generated pretax income of $22.5 million from our residential mortgage banking joint venture

	•	Raised $158 million of accretive growth capital through the issuance of common shares

Agency Business:

•	Segment income of $35.3 million

•	Loan originations of $1.40 billion and a servicing portfolio of $25.46 billion

Structured Business:

•	Segment income of $43.9 million

•	Portfolio growth of 14% on $1.09 billion of loan originations

•	Closed a $785 million collateralized securitization vehicle

Recent Development

•	Raised an additional $175 million of accretive growth capital through the issuance of 5.00% senior unsecured notes due in 2026

Uniondale, NY, May 7, 2021 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the first quarter ended March 31, 2021. Arbor reported net income for the quarter of $69.5 million, or $0.55 per diluted common share, compared to a net loss of $59.3 million, or $0.54 per diluted common share for the quarter ended March 31, 2020. Distributable earnings for the quarter was $75.1 million, or $0.52 per diluted common share, compared to $40.5 million, or $0.31 per diluted common share for the quarter ended March 31, 2020.1

Arbor Realty Trust Reports First Quarter 2021 Results and Increases Dividend for Fourth Consecutive Quarter to $0.34 per Share

May 7, 2021	Page 2

“Our first quarter results were truly remarkable, allowing us to once again increase our dividend. Our exceptional performance continues to demonstrate the value of our diverse platform, and how uniquely positioned we are for future growth and success,” said Ivan Kaufman, founder, chairman and CEO of Arbor Realty Trust.

Agency Business

Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended
	March 31,	December 31,
	2021	2020
Fannie Mae	$1,063,983	$2,202,092
Freddie Mac	114,717	373,063
FHA	66,480	133,523
Private Label	152,454	44,884
Total Originations	$1,397,634	$2,753,562
Total Loan Sales	$1,841,891	$2,418,317
Total Loan Commitments	$1,460,135	$2,808,173

For the quarter ended March 31, 2021, the Agency Business generated revenues (excluding gains and losses on derivative instruments) of $89.3 million, compared to $125.6 million for the fourth quarter of 2020. Gain on sales, including fee-based services, net was $26.2 million for the quarter, reflecting a margin of 1.47% on loan sales (excluding $63.3 million of single-family rental (“SFR”) fixed rate loan sales), compared to $34.0 million and 1.41% for the fourth quarter of 2020. Income from mortgage servicing rights was $36.9 million for the quarter, reflecting a rate of 2.53% as a percentage of loan commitments, compared to $68.8 million and 2.45% for the fourth quarter of 2020.

At March 31, 2021, loans held-for-sale was $613.5 million which was primarily comprised of unpaid principal balances totaling $602.3 million, with financing associated with these loans totaling $538.3 million.

Fee-Based Servicing Portfolio

Our fee-based servicing portfolio totaled $25.46 billion at March 31, 2021, an increase of 3.4% from December 31, 2020, primarily the result of $1.40 billion of new agency loan originations, net of $418.6 million in portfolio runoff during the quarter. Servicing revenue, net was $15.5 million for the quarter and consisted of servicing revenue of $29.7 million, net of amortization of mortgage servicing rights totaling $14.2 million.

Arbor Realty Trust Reports First Quarter 2021 Results and Increases Dividend for Fourth Consecutive Quarter to $0.34 per Share

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	Fee-Based Servicing Portfolio ($ in thousands)
	As of March 31, 2021			As of December 31, 2020
		Wtd. Avg.	Wtd. Avg. Life		Wtd. Avg.	Wtd. Avg. Life
	UPB	Fee	(in years)	UPB	Fee	(in years)
Fannie Mae	$19,073,504	0.528%	8.3	$18,268,268	0.523%	8.2
Freddie Mac	4,795,228	0.283%	9.8	4,881,080	0.279%	9.9
FHA	796,133	0.160%	20.7	752,116	0.163%	20.3
Private Label	726,918	0.200%	8.7	726,992	0.200%	8.7
SFR-Fixed Rate	63,299	0.200%	6.1	-	-	-
Total	$25,455,082	0.460%	9.0	$24,628,456	0.454%	8.9

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”), and includes $34.4 million for the fair value of the guarantee obligation undertaken at March 31, 2021. The Company recorded a $1.1 million provision for loss sharing associated with CECL for the first quarter of 2021. At March 31, 2021, the Company’s total CECL allowance for loss-sharing obligations was $31.5 million, representing 0.16% of the Fannie Mae servicing portfolio.

Structured Business

Portfolio and Investment Activity

-	Strong growth in the portfolio of $788.3 million, or 14.4%
-	Originated 55 loans totaling $1.09 billion, consisted primarily of multifamily bridge loans totaling $962.4 million
-	Payoffs and pay downs on 19 loans totaling $233.0 million
-	Committed to fund three SFR build-to-rent loans totaling $98.4 million
-	Continued significant income generated by our residential mortgage banking joint venture

The Company recorded pretax income of $22.5 million from its significant joint venture investment in a residential mortgage banking business as a result of the continued historically low interest rate environment.

Arbor Realty Trust Reports First Quarter 2021 Results and Increases Dividend for Fourth Consecutive Quarter to $0.34 per Share

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At March 31, 2021, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $6.26 billion, with a weighted average current interest pay rate of 5.06%, compared to $5.48 billion and 5.23% at December 31, 2020. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 5.64% at March 31, 2021, compared to 5.80% at December 31, 2020.

The average balance of the Company’s loan and investment portfolio during the first quarter of 2021, excluding loan loss reserves, was $5.89 billion with a weighted average yield of 5.72%, compared to $5.09 billion and 6.04% for the fourth quarter of 2020. The decrease in average yield was primarily due to lower accelerated fees on loan payoffs and lower rates on originations when compared to runoff in the first quarter as compared to the fourth quarter of 2020.

During the first quarter of 2021, the Company recorded a $1.02 million reversal of provisions for loan losses associated with CECL. At March 31, 2021, the Company’s total allowance for loan losses was $147.3 million. The Company had seven non-performing loans with a carrying value of $60.3 million, before related loan loss reserves of $6.5 million as of March 31, 2021 and December 31, 2020.

Financing Activity

The Company completed a collateralized securitization vehicle (“CLO XIV”) totaling $785.0 million of real estate related assets and cash. Investment grade-rated notes totaling $655.5 million were issued, and the Company retained subordinate interests in the issuing vehicle of $129.5 million. The facility has a two-and-a-half-year asset replenishment period and an initial weighted average interest rate of 1.33% over LIBOR, excluding fees and transaction costs.

The Company completed the unwind of CLO IX, redeeming $356.2 million of outstanding notes, which were repaid primarily from the refinancing of the remaining assets primarily within CLO XIV, as well as with cash held by CLO IX, and expensed $1.4 million of deferred financing fees into loss on extinguishment of debt on the consolidated statements of operations.

The balance of debt that finances the Company’s loan and investment portfolio at March 31, 2021 was $5.62 billion with a weighted average interest rate including fees of 2.90% as compared to $4.92 billion and a rate of 3.03% at December 31, 2020. The average balance of debt that finances the Company’s loan and investment portfolio for the first quarter of 2021 was $5.18 billion, as compared to $4.64 billion for the fourth quarter of 2020. The average cost of borrowings for the first quarter of 2021 was 2.99%, compared to 3.05% for the fourth quarter of 2020.

The Company is subject to various financial covenants and restrictions under the terms of its collateralized securitization vehicles, financing facilities and unsecured debt. The Company believes it was in compliance with all financial covenants and restrictions as of March 31, 2021 and as of the most recent collateralized securitization vehicle determination dates in April 2021.

Arbor Realty Trust Reports First Quarter 2021 Results and Increases Dividend for Fourth Consecutive Quarter to $0.34 per Share

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Capital Markets

The Company issued 7.0 million shares of common stock in a public offering receiving net proceeds of $108.2 million. The proceeds are primarily to be used to make investments and for general corporate purposes.

In April 2021, the Company issued $175.0 million in aggregate principal amount of 5.00% senior unsecured notes in a private placement, generating net proceeds of $172.0 million after deducting offering expenses. The notes are due in 2026 and the proceeds will be used to make investments and for general corporate purposes.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.34 per share of common stock for the quarter ended March 31, 2021, representing a 13.3% increase from a year ago. The dividend is payable on June 1, 2021 to common stockholders of record on May 21, 2021. The ex-dividend date is May 20, 2021.

As previously announced, the Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from March 1, 2021 through May 31, 2021. The dividends are payable on June 1, 2021 to preferred stockholders of record on May 15, 2021. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at http://www.arbor.com in the investor relations section of the Company’s website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (877) 876-9174 for domestic callers and (785) 424-1669 for international callers. Please use participant passcode ABRQ121 when prompted by the operator.

A telephonic replay of the call will be available until May 14, 2021. The replay dial-in numbers are (800) 839-6910 for domestic callers and (402) 220-6058 for international callers.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a Fannie Mae DUS® lender and Freddie Mac Optigo Seller/Servicer. Arbor’s product platform also includes CMBS, bridge, mezzanine and preferred equity lending. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Arbor Realty Trust Reports First Quarter 2021 Results and Increases Dividend for Fourth Consecutive Quarter to $0.34 per Share

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Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, in particular, due to the uncertainties created by the COVID-19 pandemic, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2020 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on page 11 of this release.

Contact: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Daniel Kontoh-Boateng/James Salierno 646-536-7019/7028 dboateng@theruthgroup.com jsalierno@theruthgroup.com

Arbor Realty Trust Reports First Quarter 2021 Results and Increases Dividend for Fourth Consecutive Quarter to $0.34 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Operations - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended March 31,
	2021	2020
Interest income	$91,144	$88,526
Interest expense	42,184	49,982
Net interest income	48,960	38,544
Other revenue:
Gain on sales, including fee-based services, net	28,867	14,305
Mortgage servicing rights	36,936	21,934
Servicing revenue, net	15,536	13,302
Property operating income	-	2,192
Loss on derivative instruments, net	(3,220)	(50,731)
Other income, net	681	1,303
Total other revenue	78,800	2,305
Other expenses:
Employee compensation and benefits	42,974	34,252
Selling and administrative	10,818	11,052
Property operating expenses	143	2,443
Depreciation and amortization	1,755	1,947
Provision for loss sharing (net of recoveries)	1,652	21,537
Provision for credit losses (net of recoveries)	(1,075)	54,382
Total other expenses	56,267	125,613
Income (loss) before extinguishment of debt, sale of real estate, income from equity affiliates, and income taxes	71,493	(84,764)
Loss on extinguishment of debt	(1,370)	(1,954)
Gain on sale of real estate	1,228	-
Income from equity affiliates	22,251	3,992
(Provision for) benefit from income taxes	(12,492)	14,370
Net income (loss)	81,110	(68,356)
Preferred stock dividends	1,888	1,888
Net income (loss) attributable to noncontrolling interest	9,743	(10,934)
Net income (loss) attributable to common stockholders	$69,479	$(59,310)
Basic earnings (loss) per common share	$0.55	$(0.54)
Diluted earnings (loss) per common share	$0.55	$(0.54)
Weighted average shares outstanding:
Basic	125,235,405	110,792,412
Diluted	143,958,433	131,217,199
Dividends declared per common share	$0.33	$0.30

Arbor Realty Trust Reports First Quarter 2021 Results and Increases Dividend for Fourth Consecutive Quarter to $0.34 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands—except share and per share data)

	March 31,	December 31,
	2021	2020
	(Unaudited)
Assets:
Cash and cash equivalents	$260,228	$339,528
Restricted cash	272,039	197,470
Loans and investments, net (allowance for credit losses of $147,300 and $148,329, respectively)	6,070,337	5,285,868
Loans held-for-sale, net	613,542	986,919
Capitalized mortgage servicing rights, net	406,980	379,974
Securities held-to-maturity, net (allowance for credit losses of $1,597 and $1,644, respectively)	92,860	95,524
Investments in equity affiliates	104,406	74,274
Real estate owned, net	1,447	1,485
Due from related party	19,705	12,449
Goodwill and other intangible assets	104,278	105,451
Other assets	185,037	182,044
Total assets	$8,130,859	$7,660,986
Liabilities and Equity:
Credit facilities and repurchase agreements	$2,214,896	$2,234,883
Collateralized loan obligations	2,813,660	2,517,309
Senior unsecured notes	663,395	662,843
Convertible senior unsecured notes, net	269,452	267,973
Junior subordinated notes to subsidiary trust issuing preferred securities	141,839	141,656
Due to related party	1,579	2,365
Due to borrowers	80,082	89,325
Allowance for loss-sharing obligations	65,893	64,303
Other liabilities	209,371	197,644
Total liabilities	6,460,167	6,178,301
Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized;special voting preferred shares; 17,560,633 shares issued and outstanding; 8.25%Series A, $38,788 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500 aggregate liquidation preference; 900,000 shares issued and outstanding	89,472	89,472
Common stock, $0.01 par value: 500,000,000 shares authorized; 133,690,060 and 123,181,173 shares issued and outstanding, respectively	1,337	1,232
Additional paid-in capital	1,473,120	1,317,109
Accumulated deficit	(35,498)	(63,442)
Total Arbor Realty Trust, Inc. stockholders’ equity	1,528,431	1,344,371
Noncontrolling interest	142,261	138,314
Total equity	1,670,692	1,482,685
Total liabilities and equity	$8,130,859	$7,660,986

Arbor Realty Trust Reports First Quarter 2021 Results and Increases Dividend for Fourth Consecutive Quarter to $0.34 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Statement of Income Segment Information - (Unaudited)

(in thousands)

	Quarter Ended March 31, 2021
	Structured	Agency	Other /
	Business	Business	Eliminations (1)	Consolidated
Interest income	$83,210	$7,934	$-	$91,144
Interest expense	38,224	3,960	-	42,184
Net interest income	44,986	3,974	-	48,960
Other revenue:
Gain on sales, including fee-based services, net	-	28,867	-	28,867
Mortgage servicing rights	-	36,936	-	36,936
Servicing revenue	-	29,740	-	29,740
Amortization of MSRs	-	(14,204)	-	(14,204)
Loss on derivative instruments, net	-	(3,220)	-	(3,220)
Other income, net	681	-	-	681
Total other revenue	681	78,119	-	78,800
Other expenses:
Employee compensation and benefits	11,577	31,397	-	42,974
Selling and administrative	4,513	6,305	-	10,818
Property operating expenses	143	-	-	143
Depreciation and amortization	582	1,173	-	1,755
Provision for loss sharing (net of recoveries)	-	1,652	-	1,652
Provision for credit losses (net of recoveries)	(1,029)	(46)	-	(1,075)
Total other expenses	15,786	40,481	-	56,267
Income before extinguishment of debt, sale of real estate, income from equity affiliates, and income taxes	29,881	41,612	-	71,493
Loss on extinguishment of debt	(1,370)	-	-	(1,370)
Gain on sale of real estate	-	1,228	-	1,228
Income from equity affiliates	22,251	-	-	22,251
Provision for income taxes	(4,983)	(7,509)	-	(12,492)
Net income	45,779	35,331	-	81,110
Preferred stock dividends	1,888	-	-	1,888
Net income attributable to noncontrolling interest	-	-	9,743	9,743
Net income attributable to common stockholders	$43,891	$35,331	$(9,743)	$69,479

(1) Includes certain income or expenses not allocated to the two reportable segments. Amount reflects income attributable to the noncontrolling interest holders.

Arbor Realty Trust Reports First Quarter 2021 Results and Increases Dividend for Fourth Consecutive Quarter to $0.34 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Balance Sheet Segment Information - (Unaudited)

(in thousands)

	March 31, 2021
	Structured	Agency
	Business	Business	Consolidated
Assets:
Cash and cash equivalents	$66,981	$193,247	$260,228
Restricted cash	259,830	12,209	272,039
Loans and investments, net	6,070,337	-	6,070,337
Loans held-for-sale, net	-	613,542	613,542
Capitalized mortgage servicing rights, net	-	406,980	406,980
Securities held-to-maturity, net	-	92,860	92,860
Investments in equity affiliates	104,406	-	104,406
Goodwill and other intangible assets	12,500	91,778	104,278
Other assets	140,187	66,002	206,189
Total assets	$6,654,241	$1,476,618	$8,130,859
Liabilities:
Debt obligations	$5,564,919	$538,323	$6,103,242
Allowance for loss-sharing obligations	-	65,893	65,893
Other liabilities	184,476	106,556	291,032
Total liabilities	$5,749,395	$710,772	$6,460,167

Arbor Realty Trust Reports First Quarter 2021 Results and Increases Dividend for Fourth Consecutive Quarter to $0.34 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Reconciliation of Distributable Earnings to GAAP Net Income (Loss) - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended March 31,
	2021	2020
Net income (loss) attributable to common stockholders	$69,479	$(59,310)
Adjustments:
Net income (loss) attributable to noncontrolling interest	9,743	(10,934)
Income from mortgage servicing rights	(36,936)	(21,934)
Deferred tax provision (benefit)	4,486	(19,904)
Amortization and write-offs of MSRs	18,032	17,741
Depreciation and amortization	2,700	2,958
Loss on extinguishment of debt	1,370	1,954
Provision for credit losses, net	(277)	75,680
Loss on derivative instruments, net	3,220	50,731
Stock-based compensation	3,330	3,517
Distributable earnings (1)	$75,147	$40,499
Diluted distributable earnings per share (1)	$0.52	$0.31
Diluted weighted average shares outstanding (1)	143,958,433	131,217,199

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.

The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, the tax impact on cumulative gains/losses on derivative instruments associated with Private Label loans sold during the periods presented, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax (benefit) provision, CECL provisions for credit losses (adjusted for realized losses as described below) and amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt.

The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable. Loans are deemed nonrecoverable upon the earlier of: (i) when the loan receivable is settled (i.e. when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (ii) when management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.

Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.